EXHIBIT 23.4

    Independent Auditors' Consent

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-56568 of MedicaLogic, Inc. on Form S-3 of our report dated February 4, 2000 on the consolidated financial statements of Medscape, Inc. as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, appearing in Amendment No. 1 to Registration Statement No. 333-32390 of MedicaLogic, Inc. on Form S-4, and to the incorporation by reference in this Registration Statement of our report dated April 9, 1999 on the financial statements of Healthcare Communications Group as of October 27, 1998 and December 31, 1997, and for the ten months ended October 27, 1998 and for the year ended December 31, 1997, appearing in Amendment No. 1 to Registration Statement No. 333-32390 of MedicaLogic, Inc. on Form S-4.

    We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

May 29, 2001
New York, New York

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